Simpson Thacher & Bartlett
                            425 Lexington Avenue
                          New York, New York  10017


                                                             July 2, 2001


Chase Manhattan Bank USA, National Association
802 Delaware Avenue
Wilmington, Delaware 19801

Ladies and Gentlemen:

     We have acted as counsel to Chase Manhattan Bank USA, National Association, national banking association (the "Registrant"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates") by one or more trusts to be formed by the Registrant (each, a "Trust"). Certain series of the Certificates (the "Grantor Trust Certificates") will be issued pursuant to a Pooling and Servicing Agreement between the Registrant, as seller and servicer, and the trustee designated thereunder (each a "Trustee"), substantially in the form filed as
Exhibit 4.1(A) to the Registration Statement (the "Pooling and Servicing Agreement"). The Notes of a particular series will be issued and secured pursuant to an Indenture between the related Trust and the indenture trustee designated thereunder (each an "Indenture Trustee"), substantially in the form filed as Exhibit 4.2 to the Registration Statement (the "Indenture"). The Notes and the Certificates are hereinafter collectively referred to as the "Offered Securities."

     We have examined the Registration Statement and the forms of Pooling and Servicing Agreement, Trust Agreement and Indenture, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined and relied as to matters of fact upon the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Registrant.

     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have also assumed that (i) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities (each, a "Prospectus Supplement"); (ii) all Offered Securities issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement; and (iii) a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Registrant and the other parties thereto. We have assumed further that (i) at the time of execution, authentication, issuance and delivery of Grantor Trust Certificates, the Pooling and Servicing Agreement will be a valid and legally binding obligation of the Trustee


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and (ii) at the time of execution, authentication, issuance and delivery of
Notes, (A) the Indenture will have been duly authorized, executed and delivered by the Trust and will be a valid and binding obligation of the Indenture Trustee and (B) the execution, delivery and performance by the Trust of the Indenture and the Notes will not violate the laws of the State of Delaware or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

     1. With respect to a particular series of Grantor Trust Certificates, assuming the related Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Registrant and the Trustee, when such Grantor Trust Certificates have been duly executed and authenticated in accordance with the terms of the related Pooling and Servicing Agreement, and when such Grantor Trust Certificates have been delivered and sold in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement as contemplated by the Registration Statement, upon payment of the consideration therefor provided for therein, such Grantor Trust Certificates will be legally issued, fully paid and non-assessable and outstanding and entitled to the benefits provided for by the related Pooling and Servicing Agreement.

     2. With respect to a particular series of Notes, when the issuance and terms of the Notes have been duly authorized by the Registrant and the applicable Trust, when such Notes have been duly executed and authenticated in accordance with the terms of the related Indenture, and when such Notes have been delivered and sold in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement as contemplated by the Registration Statement, upon payment of the consideration therefor provided for therein, such Notes will constitute valid and legally binding obligations of the applicable Trust, enforceable against such Trust in accordance with their terms.

     Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

     In addition, based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby confirm that the statements set forth in the forms of prospectus supplements forming a part of the Registration Statement under the headings "Material Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, would constitute accurate summaries, as of the date hereof, of the matters described therein in all material respects.

     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.


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     We hereby consent to the filing of this opinion letter as Exhibit 5.1(A)
to the Registration Statement and to the use of our name under the headings "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus included in the Registration Statement.


                               Very truly yours,


                               /s/ Simpson Thacher & Bartlett